SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) August 21, 2009

	Registrant, State of Incorporation, Address of	I.R.S. employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
d/b/a NV Energy
P. O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Signatures

Note Regarding Amendment:
     On August 21, 2009, Sierra Pacific Power Company d/b/a NV Energy filed a Current Report on Form 8-K to disclose that it had issued and sold an additional $150 million principal amount of its 6% General and Refunding Mortgage Notes, Series M, due 2016. This amendment to the Current Report on Form 8-K is being filed solely to correct a typographical error. The corrected information is set forth below in its entirety.
2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 21, 2009, Sierra Pacific Power Company d/b/a/ NV Energy (“Sierra Pacific”), a wholly-owned subsidiary of NV Energy, Inc., issued and sold an additional $150 million principal amount of its 6% General and Refunding Mortgage Notes, Series M, due 2016 (the “Series M Notes”). Previously, Sierra Pacific issued and sold $300 million principal amount of the Series M Notes on March 23, 2006. Sierra Pacific will pay interest on the Series M Notes on May 15 and November 15 of each year, beginning on November 15, 2009. The Series M Notes will mature on May 15, 2016. The Series M Notes were issued pursuant to a registration statement (No. 333-146100-01) previously filed with the Securities and Exchange Commission (“SEC”). Sierra Pacific filed a prospectus supplement with the SEC in connection with the issuance of the Series M Notes.
     The net proceeds from the issuance of the Series M Notes will be approximately $157.8 million, after deducting the underwriting discount and estimated expenses. Sierra Pacific intends to use all of the net proceeds from the sale of the Series M Notes to repay amounts outstanding under Sierra Pacific’s Revolving Credit Facility, dated November 4, 2005, as amended.
Restrictions
     The Series M Notes contain restrictions on liens (other than permitted liens, which include liens to secure certain permitted debt) and certain sale and leaseback transactions. There are also limitations on certain fundamental structural changes to Sierra Pacific and limitations on the disposition of property. In the event of a change of control of Sierra Pacific, the holders of the Series M Notes are entitled to require that Sierra Pacific repurchase their Series M Notes for a cash payment equal to 101% of the aggregate principal amount plus accrued and unpaid interest.
Cross-Defaults/Acceleration Events
     In addition to customary default and acceleration events, the terms of the Series M Notes provide that in the event that (1) Sierra Pacific or any of its restricted subsidiaries defaults with respect to the payment of principal, interest or premium beyond the applicable grace period under any mortgage, indenture or other security instrument relating to debt in excess of $15 million, or (2) a final, unstayed judgment in excess of $15 million is rendered against Sierra Pacific and remains undischarged for 60 days, the holders of the Series M Notes have the right to require that Sierra Pacific redeem their Series M Notes, at a price equal to 100% of the aggregate principal amount plus accrued and unpaid interest, upon notice given by at least 25% of the outstanding noteholders. Since the Series M Notes were issued under Sierra Pacific’s General and Refunding Mortgage Indenture, a failure to redeem the Series M Notes would trigger a default with respect to all of the securities issued under Sierra Pacific’s General and Refunding Mortgage Indenture.

Optional Redemption
     Sierra Pacific may redeem the notes at its option at any time, in whole or in part, at a price of 100% of the principal amount of the Series M Notes being redeemed plus a make-whole premium.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)
Date: August 24, 2009	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Sierra Pacific Power Company d/b/a NV Energy (Registrant)
Date: August 24, 2009	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer